UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2021

QUALTRICS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39952	47-1754215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West River Park Drive
Provo, Utah 84604
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (385) 203-4999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the proposed offering (the “Offering”) of shares of Class A common stock, par value $0.0001 per share, by Qualtrics International Inc., a Delaware corporation (the “Company”), on October 28, 2021, SAP America, Inc., a wholly-owned subsidiary of SAP SE (“SAP”) and the holder of all the outstanding shares of Class B common stock of the Company, approved by written consent in accordance with the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws the Offering, including the issuance of shares thereby. SAP holds 423,170,610 shares of the Company’s Class B common stock, representing 100% of the outstanding shares of the Company’s Class B common stock as of October 1, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALTRICS INTERNATIONAL INC.

Dated: November 2, 2021	By:	/s/ Blake Tierney
	Name:	Blake Tierney
	Title:	General Counsel